UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
LEGACY HEALTHCARE PROPERTIES TRUST INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	27-2373594
(State of Incorporation)	(IRS Employer Identification No.)
189 South Orange Avenue
South Tower, Suite 1150
Orlando, Florida 32801
(Address, Including Zip Code, of
Principal Executive Offices)
Securities registered pursuant to Section 12(b) of the Act:

Name of Each Exchange on Which
Title of Each Class to be so Registered	Each Class is to be Registered:

Common stock, $0.01 par value per share	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates (if applicable): File No. 333-166448
Securities registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered.
     A description of the common stock, $0.01 par value, of Legacy Healthcare Properties Trust Inc. (the “Registrant”) is set forth under the caption “Description of Shares of Capital Stock” in the Registrant’s prospectus contained in its Registration Statement on Form S-11 (Registration No. 333-166448), as amended (the “Registration Statement”). Such portion of the Registration Statement is incorporated herein by reference. In addition, also incorporated by reference herein is information relating to the Registrant’s common stock under the caption “Certain Provisions of Maryland Law and of Our Charter and Bylaws” in the Registrant’s prospectus contained in its Registration Statement.
Item 2. Exhibits.
     Not applicable.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LEGACY HEALTHCARE PROPERTIES TRUST INC.

Date: August 18, 2010	By:	/s/ Thomas J. Hutchison III
	Name:	Thomas J. Hutchison III
	Title:	Chairman and Chief Executive Officer